                                                                   EXHIBIT 10.17



                                LEASE AGREEMENT

                                    BETWEEN

                            ARBORS ASSOCIATES, LTD.,
                         a Florida limited partnership

                                  as Landlord

                                      AND

                       SMITH GARDNER AND ASSOCIATES, INC.

                                   as Tenant

                               DATED JULY 1, 1994


                        for 46,125 rentable square feet

                                     in the

                               Arbors Office Park
                      1615 South Congress Avenue Building
                          Delray Beach, Florida 33444

                               TABLE OF CONTENTS
                               -----------------

                                                                           PAGE
                                                                           ----

1.  Premises..................................................................1

2.  Term......................................................................1

3.  Rental....................................................................2
    (a)      Base Rental......................................................2
    (b)      Additional Rental................................................3
             (i)      Operating Expenses......................................3
             (ii)     Real Estate Taxes.......................................5
    (c)      Payment of Proportionate Share...................................6
    (d)      Dispute of Operating Expenses....................................7
    (e)      Adjustments to Operating Expenses................................7
    (f)      Other Charges....................................................8
    (g)      Place of Payment.................................................8
    (h)      Free Rent; Additional Free Rent..................................8

4.  Construction..............................................................8
    (a)      Improvements to be Constructed...................................8
    (b)      Work Prior to Commencement Date..................................9
    (c)      Availability of Premises Prior to Commencement Date..............9
    (d)      Substantial Completion...........................................9
    (e)      Condition of Premises............................................9
    (f)      Overload........................................................10

5.  Use of the Premises......................................................10
    (a)      Use.............................................................10
    (b)      Advertisement...................................................10
    (c)      Solicitation....................................................10
    (d)      Care............................................................10
    (e)      Noise; Odors....................................................11

6.  Alterations..............................................................11
    (a)      Prohibition.....................................................11
    (b)      Indemnification.................................................11
    (c)      Compliance and Supervision of Alterations.......................12
    (d)      Landlord's Property.............................................12
    (e)      Wiring..........................................................12

7.  Mechanics' Liens.........................................................12

8.  Maintenance and Repair...................................................13
    (a)      Tenant's Maintenance............................................13
    (b)      Landlord's Maintenance..........................................14



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



    (c)      Inspection......................................................14

9.  Common Areas.............................................................15
    (a)      Grant...........................................................15
    (b)      Parking.........................................................15
    (c)      Right to Change Common Areas....................................15

10. Building Services........................................................16
    (a)      Electric........................................................16
    (b)      Water...........................................................16
    (c)      Air-Conditioning and Heat.......................................16
    (d)      Janitor Service.................................................17
    (e)      Elevator Service................................................17
    (f)      Interruption of Services........................................17
    (g)      Energy Curtailment..............................................18
    (h)      Normal Business Hours...........................................18
    (i)      Holidays........................................................18
    (j)      Life Support....................................................18

11. Estoppel Certificates....................................................19

12. Indemnification; Waiver of Claims........................................19

13. Insurance................................................................19
    (a)      Tenant's Insurance..............................................20
    (b)      Landlord as Additional Insured..................................20
    (c)      Landlord's Insurance............................................20
    (d)      Increase in Premiums............................................21

14. Waiver of Subrogation....................................................21

15. Holding Over.............................................................21

16. Assignment and Sublease..................................................21

17. Quiet Enjoyment..........................................................21

18. Compliance with Laws and with Rules and Regulations......................21
    (a)      Laws............................................................22
    (b)      Rules and Regulations...........................................22
    (c)      Landlord represents and warrants................................22

19. Fire and Casualty........................................................22

20. Eminent Domain...........................................................24



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21. Default..................................................................24

22. Waiver of Default or Remedy..............................................26

23. Landlord's Lien..........................................................27

24. Force Majeure............................................................27

25. Subordination of Lease...................................................27

26. Notices and Consents.....................................................28

27. Security Deposit.........................................................28

28. Miscellaneous Taxes......................................................29

29. Brokerage Commission.....................................................29

30. Hazardous Devices and Contaminants.......................................29
    (a)      Prohibition.....................................................29
    (b)      Indemnification by Tenant.......................................30
    (c)      Definitions.....................................................30
    (d)      Indemnification by Landlord.....................................30
    (e)      Landlord's Obligations..........................................31

31. Signs....................................................................31

32. Locks....................................................................31

33. Employment...............................................................32

34. Plumbing.................................................................32

35. Certain Rights Reserved to Landlord......................................32

36. Miscellaneous............................................................32

37. Relationship of Parties..................................................33

38. Gender and Number........................................................33

39. Topic Headings...........................................................33

40. Counterparts.............................................................33

41. Entire Agreement.........................................................33

42. Recording................................................................33

43. Governing Law; Invalidity of any Provisions..............................34

44. Exhibits; Riders.........................................................34

45. ADA Compliance...........................................................34

46. Landlord Consents & Approvals............................................34

47. Attorneys' Fees & Costs..................................................34

48. Rules and Regulations....................................................34

Exhibit A         Floor Plan
Exhibit B         Legal Description
Exhibit C         Commencement Date Agreement
Exhibit D         Tenant Improvements
Exhibit E         Tenant Estoppel Certificate
Exhibit F         Rules and Regulations
Exhibit G         Cleaning Specifications
Exhibit H         Landlord's Renovation Plans
Exhibit I         Site Plan (with Designated Parking)
Exhibit J         Memorandum of Lease
Rider No. 1       Renewal Option
Rider No. 2       Right to Negotiate
Rider No. 3       Radon Disclosure
Rider No. 4       Requirements for Construction
Rider No. 5       Subletting
Rider No. 6       Changes and Alterations

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease"), dated July 1, 1994, is between Arbors Associates, Ltd., a Florida limited partnership ("Landlord" or "Lessor"), and Smith Gardner and Associates, Inc., a Florida Corp. ("Tenant" or "Lessee).

         1. PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord those certain premises containing approximately 46,125 rentable square feet, located on the lst Floor (the "Premises"). The Premises are outlined on the floor plan attached hereto as Exhibit A and incorporated herein by reference. The Premises are contained in that certain budding located at 1615 S. Congress Ave., Delray Beach, Florida 33445 (the "Building"), which Building contains approximately 100,000 rentable square feet of space. The land on which the Building is situated, together with all improvements located thereon (collectively, the "Property"), is more particularly described on Exhibit B, attached hereto and incorporated herein by reference.

         2. TERM.

                  (a) Subject to and upon the terms and conditions set forth below, the initial term of this Lease shall be for a period of approximately seven (7) Lease Years (as hereinafter defined), commencing on the Commencement Date (as hereinafter defined) and ending December 31, 2001.

                  (b) For purposes of this Lease, the following terms shall have the following meanings:

                           (i) "Commencement Date" shall mean the later of
                  10/1/94 or issuance of a permanent Certificate of Occupancy by the City of Delray Beach and tenant's opening for business, but no later than 1/1/95. Promptly upon determination of the Commencement Date, Landlord and Tenant shall execute a memorandum, setting forth the Commencement Date and the expiration date of this Lease, in form and substance substantially similar to that attached hereto as Exhibit C and incorporated by reference, provided however that if Landlord shall be delayed in substantially completing the Premises as a result of the occurrence of any of the following (a "DELAY")):

                           1. Tenant's failure to furnish information or to respond to any request by Landlord for any approval or information within two (2) business days of such request; or

                           2. Tenant's insistence on materials, finishes, or installations that have long lead times after having first been informed by Landlord that such materials, finishes, or installations will cause a Delay; or

                           3. Changes in any plans and specifications initiated by Tenant and which changes can be specifically identified as the actual cause for the Delay; or

                           4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entities being subject to the prior approval of Landlord); or

                           5. Any request in writing by Tenant that Landlord delay the completion of any the work; or

                           6. Any material breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

                           then for the purpose of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that the Premises would have been substantially completed absent any such Delay(s).

                           2. (b) (i) [continued] Tenant may occupy the premises prior to the commencement date at no cost to tenant, provided that the p[remises are substantially completed. Tenant shall observe and perform all of its obligations under this Lease (except its obligations to conduct business and to pay rent) from the date Tenant takes possession of the Premises until the Commencement Date in the same manner as though the lease Term began when the Premises were so delivered to Tenant. Under no circumstances, however, may Tenant enter into possession of the Premises prior to the substantial completion of the premises without the express written consent of Landlord and subject to any reasonable terms of such consent.

                           (ii) "Lease Year" shall mean full calendar year,
                  beginning with calendar year 1995.

                           (iii) "Term" shall mean the initial term of this
                  Lease and any renewals or extensions thereof.

         3. RENTAL.

                  (a) BASE RENTAL. Tenant shall pay to Landlord, as base rental (the "Base Rental") during the Term of this Lease, the amounts set forth on pages 2 and 3 hereof, payable monthly,

            PERIOD                  PSF           MONTHLY              ANNUAL
            ------                  ---           -------              ------
1995 - Year 1                    $  6.90        $ 17,250.00       $  207,000.00
1996 - Year 2                    $  7.23                          $  275,191.86
         Month (13 - 18)                        $ 18,075.00
         Month (19 - 24)                        $ 27,790.31

            PERIOD                  PSF           MONTHLY              ANNUAL
            ------                  ---           -------              ------
1997 - Year 3                    $  7.57        $ 29,097.19       $  349,166.25
1998 - Year 4                    $  7.93        $ 30,480.94       $  365,771.25
1999 - Year 5                    $  8.31        $ 31,941.56       $  383,298.75
2000 - Year 6                    $  8.70        $ 33,440.63       $  410,287.50
2001 - Year 7                    $  9.11        $ 35,016.56       $  420,198.75
                                                                  -------------
                                                                  $2,401,914.36

         Tenant shall pay a rental cost (base rent and operating expenses) based on 30,000 rsf for a period of eighteen (18) months from the date rent commences.

plus all applicable Sales and Use taxes thereon. Each such monthly installments shall be due and payable in advance, on or before the first day of each and every month during the Term, without notice, demand or set-off, except as otherwise provided herein, provided, however, that the first month's rent shall be due and payable January 1, 1995.

Base Rental for a partial month shall be due and payable on a pro rata daily basis on the first day that said rent accrues in said month.

                  (b) ADDITIONAL RENTAL. Tenant Shall pay to Landlord as Additional Rental (hereinafter defined), Tenant's Proportionate Share (as hereinafter defined), of the Operating Expenses as set forth below. As used in this Lease, "Proportionate Share" shall mean a percentage factor determined by dividing the rentable square footage contained in the Premises by 100% of the rentable square footage contained in the Building. Tenant's Proportionate Share shall be 30% for months 1 - 18, 46.13% for balance of Term.

                           (i) OPERATING EXPENSES. "Operating Expenses" shall
                  include those expenses paid by or on behalf of Landlord in respect to the direct management, operation, service and maintenance of the Property, including the Premises, in accordance with generally accepted principles of office building management as applied to the operation and maintenance of office buildings similar to the type and nature of the Property and in the general market area as the Property. Operating Expenses shall include, but not be limited to, (A) Real Estate Taxes (as hereinafter defined);
                  (B) premium costs for liability, boiler, extended coverage, casualty and other insurance covering the Property to be maintained by Landlord and required by the terms of this Lease; (C) electricity, gas, water and other utility charges for the Property, (D) HVAC, cleaning, trash removal, elevator repair and maintenance, security, parking and irrigation repairs and maintenance; (E) reasonable wages, salaries and fees of operating, auditing, accounting, maintenance and management personnel in connection with the Property; (F) all payroll charges for such personnel, such as unemployment and social security taxes, workers' compensation, health, accident and group insurance, and other so-called fringe benefits; (G) reasonable rental charges for office space chargeable to the operation and management of the Property;
                  (H) license permits and inspection fees; (I) supplies and materials used in the operation and management of the Property; (J) furnishings and equipment not treated by Landlord as capital expenditures of the Property;
                  (K) depreciation on the cost of any labor saving devices that may, from time to time, be placed in operation as a part of Landlord's maintenance program; (L) personal property taxes on property used in the operation, maintenance, service and management of the Property; (M) the cost, as reasonably amortized by Landlord, with interest at the rate of ten percent (10%) per annum on the unamortized amount, of any capital improvement made after completion of initial construction of the Building which reduces Operating Expenses, but in an amount not to exceed such reduction for the relevant year, (N) reasonable and customary management fees relating to Property (O) the cost of any installation or improvement required by reason of any law, ordinance or regulation, which requirement did not exist on the date of the Lease and is generally applicable to similar office buildings; and (P) all other expenses necessary for the operation and management of the Property. Notwithstanding anything in the Lease to the contrary, the following items shall not be included for purposes of calculating Operating
                  Expenses:

                  (a) Cost of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants in the building.

                  (b) Wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers, directors or partners of Landlord, unless employed at competitive rates as independent contractors for the building.

                  (c) Any charge for depreciation of the building or equipment and any interest or other financing charge.

                  (d) Any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business.

                  (e) All costs relating to activities for the solicitation and execution of leases of space in the building.

                  (f) All costs for which Tenant or any other tenant in the building is being directly charged, other than pursuant to 3.(b)(i) hereof.

                  (g) The cost of any electric service furnished to the Premises or any other rentable area of the building for purposes other than the operation of building equipment and machinery and the lighting of public toilets, stairways, shaftways, and building machinery or fan rooms.

                  (h) the cost of correcting defects in the construction of the building or in the building equipment.

                  (i) The cost of any repair made by Landlord because of the total or partial destruction of the building or the condemnation of all or a portion of the building.

                  (j) Any increase in insurance premium to the extent that such increase is caused or attributable to the use of the building by Landlord.

                  (k) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than Tenant.

                  (l) The cost of any additions or capital improvements to the building subsequent to the date of original construction.

                  (m) The cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures to the extent they upgrade or improve the building as opposed to replace existing items which have worn out.

                  (n) Any operating expense representing an amount paid to a related corporation, entity, or person, which is in excess of the amount which would be paid in the absence of such relationship.

                  (o) the cost of tools and equipment used in the construction, operation, repair or maintenance of the building.

                  (p) The cost of any work or service performed for or furnished to Tenant.

                  (q) The cost of alterations of space in the building leased to other tenants.

                  (r) The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense.

                  (s) The cost of any work associated with the building renovation and/or Building Certificate of Occupancy from the City of Delray Beach granted on June 17, 1994.

                           (ii) REAL ESTATE TAXES. "Real Estate Taxes" shall
                  include all taxes, including state equalization factor, if any, and assessments, special or otherwise, exclusive of penalties or discounts levied upon or with respect to the Property, including the Premises, imposed by any federal, state or local governmental agency, and including any use, occupancy, excise, sales or other like taxes (other than general income taxes on rent or other income from the Building computed in the case of a graduated tax, as if Landlord's rent and other income from the Building was Landlord's sole taxable income). Landlord shall use its best efforts to pay Palm Beach County Real Estate Taxes in order to obtain the maximum discount (currently available if paid in November of each year). Notwithstanding anything in the Lease to the contrary, the following items shall not be included for purposes of calculating Real Estate Taxes:

                           (a)      Inheritance taxes.

                           (b)      Gift taxes.
                           (c)      Transfer taxes.
                           (d)      Franchise taxes.
                           (e)      Excise taxes.
                           (f)      Net income taxes.
                           (g)      Profit taxes.
                           (h)      Capital levies
                           (i)      Late payment charges and penalties
                           (j) Special assessments levied against other than real estate. Assessments payable hereunder may be payable by Tenant in installments if the Landlord permitted it to do so.

                  Real Estate Taxes also shall include the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. Real Estate Taxes shall not, however, include income, franchise, capital stock, estate or inheritance taxes unless Landlord reasonably determines that such taxes are in lieu of real estate taxes, assessments, rental, occupancy and other like excise taxes. For purposes of this Lease, Real Estate Taxes for any calendar year shall be those taxes the last timely payment date for which occurs within such calendar year. In case of special taxes or assessments payable in installments, only the amount of the installment(s) the last timely payment date for which occurs on or after the first day and on or before the last day of such year shall be included in Real Estate Taxes for that year.

         Landlord shall retain the sole right to participate in any proceedings to establish or contest the amount of Real Estate Taxes. If a complaint against valuation, protest of tax rates or other action increases or decreases the Real Estate Taxes for any calendar year, resulting in an increase or decrease in rent hereunder, the Real Estate Taxes for the affected calendar year shall be recalculated accordingly and the resulting increased rent plus the expenses incurred in connection with such contest, or decreased rent, less the expenses incurred in connection with such contest, shall be paid simultaneously with or applied as a credit against, as the case may be, the rent next becoming due.

                  (c) PAYMENT OF PROPORTIONATE SHARE. To provide for current payments of Operating Expenses, Tenant shall pay Tenant's Proportionate Share of the Operating Expenses, as estimated by Landlord from time to time, in twelve (12) monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of its estimated Proportionate Share. Landlord and Tenant intend to estimate the amount of Operating Expenses for each year and then to reconcile such estimated expenses in the following year based on actual Operating Expenses for such year paid by Landlord. If Tenant's Proportionate Share of the actual Operating Expenses shall be greater than or less than the aggregate of all installments so paid on account to Landlord for such twelve (12) month period, then within thirty (30) days of Tenant's receipt of Landlord's statement of reconciled Operating Expenses, Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of rent, as the case may be. The obligation of Tenant with respect to the payment of Tenant's Proportionate Share of the Operating Expenses shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this subparagraph 3(c) shall be made without prejudice to any right of Tenant to dispute the statement as hereinafter provided, or of Landlord to correct any item(s) as billed pursuant to the provisions hereof. Landlord's failure to give such statement shall not constitute a waiver by Landlord of its right to recover rent that is due and payable pursuant to this subparagraph 3(c). Landlord and Tenant agree that estimated Operating Expenses shall be $6.56 per rentable square foot for the calendar year 1995. Landlord hereby agrees that Tenant shall not be required to pay more than $6.75 per rentable square foot for 1995 Operating Expenses. Tenant's payment of "Controllable Operating Expenses" (which, for purposes of this Lease, shall be defined as Operating Expenses other than real estate taxes, insurance and utilities) shall not increase by more than five percent (5%) per annum, on a cumulative basis, based upon 1995 actual Operating Expenses, as described above.

                  (d) DISPUTE OF OPERATING EXPENSES. If Tenant questions in writing any such notice of reconciled Operating Expenses (or revised notice thereof), and if the question is not amicably settled between Landlord and Tenant within thirty (30) days after said notice of reconciled Operating Expenses (or revised adjusted) has been given, Landlord shall, during the sixty (60) days next following the expiration of such thirty (30) day period, employ an independent certified public accountant reasonably agreed to by Tenant to audit Operating Expenses. The determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant. Tenant understands that the actual itemization of, and the amount of individual items constituting, Operating Expenses is confidential; and while Landlord shall keep and make available to such accountant all records in reasonable detail, and shall permit such accountant to examine and audit such of Landlord's records as may reasonably be required to verify such reconciled Operating Expenses, at reasonable times during business hours, Landlord shall not be required to (and the accountant shall not be permitted to) disclose to any person, firm or corporation, including to Tenant, any such details (it being the intent of the parties that such accountant shall merely certify to Landlord and to Tenant the correct amount of adjusted additional Operating Expenses for the calendar year, provided however, if Tenant and/or agent(s) agree, in writing, to keep such information confidential, then Landlord shall provide them with such information for purposes of verifying the accountant's audit. Any change in the reconciled Operating Expenses required by such accountant's determination shall be made within thirty (30) days after such determination has been rendered. The expenses involved in such determination shall be borne by Tenant and deemed to be Additional Rental under this Lease, unless the results of such audit determine that the difference between the Operating Expenses as determined by the audit and the Operating Expenses as determined by Landlord is greater than five percent (5%) of the Operating Expenses as determined by Landlord, in which case such expenses shall be borne by Landlord. If Tenant does not, in writing, question the reconciled Operating Expenses within thirty (30) days after such notice has been given, Tenant shall be deemed to have approved and accepted such reconciled Operating Expenses.

                  (e) ADJUSTMENTS TO OPERATING EXPENSES. If a clerical error occurs or Landlord or Landlord's accountants discover new facts, which error or discovery causes Operating Expenses for any period to increase or decrease, upon notice by Landlord to Tenant of the adjusted additional Operating Expenses for such calendar year, the adjusted additional



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


         Operating Expenses shall apply and any deficiency or overpayment of Tenant's Proportionate Share of the Operating Expense Pass-through Amount, as the case may be, shall be paid by Tenant or taken as a credit by Tenant according to the provisions set forth above. This provision shall not survive the termination of the Lease.

                  (f) OTHER CHARGES. All costs, expenses and other sums that Tenant assumes or agrees to pay to Landlord pursuant to this Lease ("Other Charges") shall be deemed rental and, in the event of nonpayment thereof, within ten (10) days after due. Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rental. If a monthly installment of rent is not received on or before the tenth (10th) day of the month in which it is due, other remedies for nonpayment of rent notwithstanding, Tenant shall pay to Landlord, a late charge of five percent (5%) of such installment as rent for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payment, and such past due rent shall bear interest at the greater of
         (i) due date (after the expiration of any applicable grace period); or
         (ii) a rate of interest equal to the prime rate as announced from time to time by Bank One, Columbus, N.A., plus three percent (3%) per annum (the "Default Rate"), for each day from the first day of the month through the date such monthly installment of rent is received by Landlord. For purposes of this Lease, "rent" shall mean Base Rental, Additional Rental, and Other Charges.

                  (g) PLACE OF PAYMENT. Tenant shall pay all rent and other charges due under this Lease without demand, deduction or set off except as otherwise provided herein to Landlord at Arbors Associates, Ltd., c/o Crocker & Co., 433 Plaza Real, Suite 335, Boca Raton, Florida 33432 or at such other place as Landlord any designate from time to time hereafter by written notice to Tenant.

                  (h) FREE RENT; ADDITIONAL FREE RENT. [new] Notwithstanding anything in this Lease to the contrary, if and so long as Tenant is not in default under this Lease, beyond any applicable grace period, Tenant shall receive free gross rent (i.e., Base Rent, Additional Rent and Other Charges) from the Commencement Date until December 31, 1994.

                  In addition to the free rent described above, Tenant shall receive one (1) day additional free gross rent for each day that Landlord does not complete its work for the Premises and obtain a Certificate of Occupancy, after October 1, 1994. Parties acknowledge that tenant approved a permit set of drawings on May 31, 1994 and delivered to Landlord on the same day.

                  The rent abatement set forth in the preceding paragraph shall not apply with respect to any period of delay in completion of the Premises resulting from a Delay. Landlord shall give Tenant notice in writing of the occurrence of any Delay.

         4. CONSTRUCTION.

                  (a) IMPROVEMENTS TO BE CONSTRUCTED. Landlord, at its own cost and expense, shall perform the work and make the installations in the Premises that are designated as

         Landlord's Work in Exhibit D, attached hereto and incorporated herein by reference. Landlord shall renovate the Building in a quality equal to or greater than the renovation reflected at 1690 South Congress Avenue, Delray Beach, Florida 33444. The renovation shall be completed, except for minor punch list items, on or before the Commencement Date. Such renovation work shall include, without limitation, renovations to the parking lot (including without limitation, installation of additional parking lot lighting), the building facade, landscaping, lobby, common hallways, bathrooms, building systems (fire and safety), and HVAC, as more particularly set forth in EXHIBIT "H" hereto. If such Landlord renovation work is not completed on or before the Commencement Date, then Tenant may, at its option, occupy or decline to occupy the Premises until such Landlord renovation work is completed, and in all events, rent for the Premises shall not be due or payable until Landlord's renovation work is completed.

                  (b) WORK PRIOR TO COMMENCEMENT DATE. All work, including Tenant's Work, in the Premises shall be substantially completed prior to the Commencement Date and the Premises shall be in good and tenantable condition in all respects for occupancy by Tenant for its purposes and uses so long as Tenant shall have approved the plans and specifications for construction and remodeling of the Premises on or before June 1, 1994. Tenant may make changes in said plans and specifications on or before June 1, 1994. Any extension of time and modifications to plans and specifications shall be in writing, dated and signed by both parties. Landlord and Tenant and their contractors, subcontractors, etc. shall reasonably cooperate with each other and their contractors, subcontractors, etc., to coordinate and facilitate Landlord's and Tenant's work in the Premises.

                  (c) AVAILABILITY OF PREMISES PRIOR TO COMMENCEMENT DATE. If Landlord, at Tenant's request, makes the Premises available to Tenant before the Commencement Date to decorate, furnish and equip the Premises, Tenant shall not interfere with the completion of Landlord's Work. Tenant's use of the Premises for such work shall not create a landlord-tenant relationship between the parties, or constitute occupancy of the Premises within the meaning of the next sentence, but the provisions of Paragraphs 12 and 13 of this Lease shall apply.

                  (d) SUBSTANTIAL COMPLETION. As used herein, the work in the Premises shall be "substantially completed" when the work has been completed in accordance with the plans and specifications; subject to the completion of punch list items and a permanent certificate of occupancy has been issued.

                  (e) CONDITION OF PREMISES. Except for Punch List items and as otherwise agreed to in writing, Tenant's taking possession of the Premises shall be conclusive evidence against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. Landlord has made no representation respecting the condition of the Premises, the Building or the Property, except as is expressly set forth in Exhibit D and Section 4(a) hereof. At the termination of this Lease, by lapse of time or otherwise, Tenant shall remove all Tenant's property, including but not limited to, trade fixtures, from the Premises, and shall return the Premises broom-clean and in as good a condition as when Tenant took possession or as same may thereafter have been put by Landlord, except for ordinary wear, loss by fire or other casualty, and repairs that Landlord is required to make under this Lease. If Tenant fails to remove any or all of its property upon termination of this Lease, such property shall be deemed to be abandoned and shall become the property of Landlord.

                  (f) OVERLOAD. To coordinate orderly move-ins and move-outs, no single piece of furniture, freight or equipment of any kind exceeding three hundred (300) pounds shall be brought into the Building without prior notice to Landlord and Landlord shall designate a reasonable time and manner of moving of the same. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at Tenant's expense.

         5. USE OF THE PREMISES.

                  (a) USE. Tenant shall use the Premises for the conduct of general office (including without limitation, sale of computer services, training, software and hardware, and all activities and services related thereto including without limitation storage of hardware for sale) and for no other purpose whatsoever. Tenant shall not, without the prior written consent of Landlord, exhibit, sell or offer for sale on the Premises or in the Building any article or thing, except those articles and things essentially connected with Tenant's stated use of the Premises.

                  (b) ADVERTISEMENT. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent which shall not be unreasonably withheld.

                  (c) SOLICITATION. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord to prevent same.

                  (d) CARE. Tenant shall use and occupy the Premises so that no other occupant of any adjoining premises will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises. Subject to the provisions of Paragraph 8(b), Tenant shall take good care of the Premises, the fixtures and appurtenances thereto, and all alterations, additions and improvements thereto. Tenant will not make or permit to be made any use of the Premises or any part thereof, and will not bring into or keep anything in the Premises or any part thereof, that (i) violates any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) is forbidden by public law, ordinance or regulation of any governmental or public authority (including zoning ordinances); (iii) is dangerous to life, limb or property; (iv) increases the risk to Landlord or any other tenant or invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation; or (v) in the sole judgment of Landlord, in any way impairs or tends to impair the character, reputation or appearance of the Property as a first-class office building, or impairs or interferes with any of the services performed by Landlord for the Property.

                  (e) NOISE; ODORS. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises; permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations; interfere in any way with other tenants or those having business therein; or bring in or keep any animals or birds in the Premises. Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking (except microwave, coffee maker and toaster ovens) therein, or use any illumination other than electric light.

         6. ALTERATIONS.

                  (a) PROHIBITION. Tenant shall not make any alterations, additions or improvements (other than initial alternations, additions and improvements made prior to occupancy) (collectively, the "Alterations") in or to the Premises, or in or to the Building without the express prior written consent of Landlord; provided, however, that Tenant may make alterations in accordance with the provisions of Rider No. 6. Before commencing any work in connection with the Alterations, Tenant shall furnish to Landlord for its approval the following: (i) permit quality plans and specifications therefor, (ii) names and addresses of each of the contractors and subcontractors. (iii) copies of all contracts, subcontracts and necessary permits, (iv) such documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises is located, and (v) certificates of insurance, in form and amount reasonably satisfactory to Landlord, from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord against any and all liability for personal injury, including workers' compensation claims and for property damage that may arise out of or be in any manner connected with the Alterations.

                  (b) INDEMNIFICATION. In addition to the indemnity set forth in Paragraph 12 of this Lease, Tenant hereby specifically agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including attorneys' fees, that may arise out of or in any manner be connected with any Alterations made by Tenant. Tenant shall pay the cost of all such Alterations and all costs associated with decorating the Premises that may be occasioned thereby. Upon completion of any such Alterations, Tenant shall furnish Landlord with (i) such documentation as is necessary to comply fully with mechanics' lien law of the state in which Premises are located; (ii) a true and correct copy of the certificate of occupancy, if one is issued; and (iii) a certificate of Tenant's architect or engineer if applicable stating that such Alterations were made in accordance with the plans and specifications. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or material shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

                  (c) COMPLIANCE AND SUPERVISION OF ALTERATIONS. All Alterations made by Tenant hereunder shall be installed in a good and workmanlike manner, using only materials of the same or higher quality as those installed in the Building. All Alterations shall comply with all requirements of Landlord's insurance carriers and with all laws, rules, ordinances and regulations of any lawful authority. Tenant shall permit Landlord to supervise construction operations in connection with any such Alterations, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction). Landlord's supervision of construction shall be done solely for the benefit of Landlord and shall not alter Tenant's liability and responsibility under this Paragraph 6.

                  (d) LANDLORD'S PROPERTY. All Alterations, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant shall become Landlord's property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant; provided, however, that notwithstanding the foregoing, Landlord may request that any or all of said Alterations in or upon the Premises made by Tenant "except initial tenant improvements made by landlord or Tenant, pursuant to this lease" be removed by Tenant at the termination of this Lease provided that Landlord notifies Tenant of removal prior to installation of such alterations by Tenant. If Landlord requests such removal or if Tenant removes its trade fixtures, Tenant shall remove the same prior to the end of the Term and shall repair all damage to the Premises, the Building or the Property caused by such removal. Tenant shall not, however, be required to remove pipes and wires concealed in floors, walls or ceilings, provided that Tenant properly cuts and caps the same, and seals them off in a safe, lawful and workmanlike manner, in accordance with Landlord's reasonable requirements and all applicable building codes. If Tenant does not remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus ten percent (10%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

                  (e) WIRING. Tenant will direct electricians as to where and how telephone and computer wires are to be introduced. No boring or cutting for wires will be allowed without Tenant's and Landlord's consent which shall not be unreasonably withheld. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Tenant's and Landlord's approval, which shall not be unreasonably withheld.

         7. MECHANICS' LIENS.

                  (a) If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises,

         Tenant, at its own cost and expense, shall cause the same to be discharged of record or bonded against within ten (10) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including attorneys' fees, on account thereof.

                  (b) If Tenant shall fail to call such liens to be discharged of record or bonded against within the aforesaid ten (10) day period or shall fail to satisfy such liens within ten (10) days after any judgment in favor of such lien-holders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate shall constitute Other Charges payable by Tenant to Landlord.

                  (c) The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for improvements to or other work performed with respect to the Premises by or on behalf of Tenant. Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord in the Premises or in the Property and all mechanics, materialmen, contractors, artisans, and other parties contracting with Tenant or its representative or privies with respect to the Premises or any part of the Premises are hereby charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the term of this Lease. The foregoing provisions are made with express reference to Section 713.10, Florida Statutes
         (1993). Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens for improvements to or other work performed with respect to the Premises by or on behalf of Tenant.

         8. MAINTENANCE AND REPAIR.

                  (a) TENANT'S MAINTENANCE. Except as set forth in 8(b) below, Tenant, at its sole cost and expense, shall maintain and repair during the Term of this Lease the Premises and every part thereof and any and all appurtenances thereto, including but not limited to, the doors and interior walls of the Premises; special light fixtures; kitchen fixtures, auxiliary heating, ventilation, or air-conditioning equipment; private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services; and rugs, carpeting, wall coverings, and drapes within the Premises, whether installed by Tenant or by Landlord on behalf of Tenant, and whether or not such items will become Landlord's property upon expiration or termination of this Lease. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to such items at Tenant's expense, which shall constitute Other Charges payable by Tenant to Landlord. Within Thirty (30) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

                  (b) LANDLORD'S MAINTENANCE. Subject to Paragraph 8(a) above, Landlord shall keep, repair and maintain the Building (including the roof and structural members, the Common Areas including without limitation, the parking lot and lobby (as hereinafter defined), mechanical and electrical equipment, the exterior and architectural finish, and all items except those excepted elsewhere in this Lease) of which the Premises are a part, and the lawn, shrubs and other landscaping on the Property, all in good and tenantable condition during the Term of this Lease including without limitation, cleaning as set forth in Exhibit "G" hereto. Landlord shall, in addition, supply reasonable snow removal for the walkways and parking areas of the Property during Normal Business Hours (as hereinafter defined). Tenant shall notify Landlord immediately when any repair to be made by Landlord is necessary. If any portion of the Building or the Premises is damaged through the fault or negligence of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs (after reasonable notice to Tenant, but only if Tenant fails to make such repairs) and Tenant shall, on demand, pay the cost thereof, together with interest at the Default Rate to Landlord as Other Charges. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which notice Landlord shall have reasonable opportunity to repair same or cure such defect. For the purposes of making any repairs or performing any maintenance, Landlord may block, close or change any entrances, doors, corridors, elevators, or other facilities in the Building or in the Premises, and may close, block or change sidewalks, driveways or parking areas of the Property as long as Tenant continues to have reasonable access to the Property and the Premises. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement of rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Landlord shall be responsible for repairs and maintenance of all electrical, plumbing, HVAC and mechanical systems of the Building. All repairs and maintenance by Landlord shall comply with applicable governmental and quasi-governmental requirements, including without limitation, building codes. Tenant shall receive a credit against rent on account of the following: any expenditures by Tenant on account of any latent defects for a period of one (1) year after the Commencement Date and/or violations with respect to governmental and quasi-governmental requirements, including without limitation, building codes, existing in the Premises on the date that landlord delivers the premises to Tenant on account of correcting any deficiencies in Landlord's work after reasonable notice to Landlord only if Landlord fails to make such repairs; and any and all expenditures by Tenant on account of providing repair, maintenance and/or service obligations of landlord in the event that Landlord fails to fulfill or has not diligently pursued such obligations within ten (10) days of Tenant's notice to Landlord regarding same.

                  (c) INSPECTION. Tenant shall permit Landlord, its agents, employees and contractors, at any time in the event of an emergency, and otherwise at reasonable times and upon reasonable notice to Tenant to take any and all measures, including inspections, repairs alterations, additions and improvements to the Premises or to the Building, as may be necessary to safeguard, protect or preserve the Premises or the Building; to operate the Building; to comply on behalf of Tenant with all laws, orders and requirements of governmental or other authority (if Tenant fails to do so); to examine the Premises to verify Tenant's compliance with all of the terms, covenants, obligations and conditions of this Lease; or to exercise any rights with respect to the Premises that Landlord may exercise in the event of default by Tenant.

         9. COMMON AREAS.

                  (a) GRANT. During the Term of this Lease, Landlord grants to Tenant, its employees, customers and invitees, a nonexclusive license to use, in common with all others to whom Landlord has granted or may hereafter grant a license to use, the common areas of the Property, including but not limited to, the sidewalks, lobbies, halls, passages, exits, entrances, elevators, stairways, restrooms, parking areas (except as provided for in subparagraph (b) below), driveways and landscaped areas (collectively, the "Common Areas") subject to reasonable rules and regulations respecting the Common Areas as Landlord may from time to time promulgate. The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The Common Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the reasonable Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor its employees, customers or invitees shall go upon the roof, mechanical areas or mechanical floors of the Building.

                  (b) PARKING. All parking required by law will be provided by Landlord. Parking will be provided in the surface parking area of the Property. Landlord shall have the right to designate surface parking areas for the use of the Building, and Tenant and its employees shall not park in parking areas not so designated, specifically including entrances. Upon written notice from Landlord, Tenant shall furnish to Landlord, within ten (10) days after receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that the Landlord shall have towed from the Premises when illegally parked except if due to an intentional or negligent act or omission of Landlord, its employees or agent. Landlord shall have no liability to Tenant for any damages or claims arising from the use of the parking area or roadways by Tenant, other tenants, or their customers, invitees or employees.

                  (c) RIGHT TO CHANGE COMMON AREAS. Landlord may do and perform such acts in and to the Common Areas as, Landlord, in its good business judgment, shall determine to be advisable. Landlord hereby reserves the right to make alterations, additions, deletions or changes to the Common Areas, including, but not limited to, changes in it size and configuration provided that no such alteration, addition or change reduces the square footage of the 1st floor lobby, and provided that it does not reduce the 1st floor lobby corridor without Tenant's prior written consent which shall not be unreasonably withheld.

         10. BUILDING SERVICES.

                  (a) ELECTRIC. Landlord shall provide electric power to the Premises. Electric power furnished by Landlord is intended to be that consumed in normal office use during Normal Business Hours for lighting, heating, ventilating, air conditioning and operating all office equipment. Landlord reserves the right, if Tenant's consumption of electricity exceeds that required for normal office use during Normal Business Hours, to include a charge for such electricity as rent. Such charge shall be based upon the average cost per unit of electricity for the Building applied to the excess use as determined by an independent engineer selected by Landlord, or at Landlord's option, to be determined by a submeter to be furnished and installed at Tenant's expense. If Tenant refuses to pay upon demand of Landlord such excess charge, such refusal shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach. Tenant shall use strict care and caution to ensure that all electricity is carefully shut off to prevent waste or damage. Notwithstanding the foregoing, Landlord has reviewed and is familiar with Tenant's initial use of the Premises, including without limitation, Tenant's electrical need as shown on the approved permit set of construction drawings. Landlord represents that the capacity of the existing feeders to the Building and the wiring servicing the Premises are sufficient for Tenant's purposes. Landlord has specifically reviewed with tenant the initial nature and type of all equipment to be used in the Premises as show on plan, including without limitation, computers, telephone systems and related equipment Tenant intends to use, and Landlord approves of same.

                  (b) WATER. Landlord shall provide water for drinking, lavatory, kitchen and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord's prior written consent); provided that Tenant shall reimburse Landlord, at rates fixed by Landlord, for water used by Tenant for supplementary air-conditioning or refrigeration installed by or for Tenant and for any other water used by Tenant (except for public drinking water and public lavatory use).

                  (c) AIR-CONDITIONING AND HEAT. Landlord shall provide air conditioning and heat to the Premises for comfortable occupancy (A/C to provide cooling and keep the temperature of the Premises at 70-76(degree)F. Landlord agrees to maintain adequate temperature in the building equivalent to Class A South Florida Office Buildings) during Normal Business Hours, subject at all times, however, to restrictions placed upon Landlord by and duly constituted governmental agency and/or by any utility supplier. Tenant shall reasonably cooperate with Landlord to assure the effective operation of the Building's air-conditioning and heating systems, and if windows are operable, to keep them closed when the air-conditioning or heating system is in use. Tenant shall not use any apparatus or device in, upon or about the Premises that in any way may increase the amount of such services usually furnished or supplied to tenants in the Building, and Tenant shall not connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied for the purpose of using additional, or unusual amounts of such services, without the prior written consent of Landlord. If Tenant uses such services under this provision to excess,

         Landlord reserves the right to charge Tenant for such services, as rent. If Tenant refuses to make payment upon demand of Landlord, such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach. HVAC shall be supplied to the Premises from 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 Noon on Saturday. In the event Tenant requires HVAC at other times, it shall be provided by Landlord at a cost of $5.00 per hour for the Term of the Lease. After hours HVAC may be ordered by Tenant as follows: A telephone controlled tenant code will be provided that allows the tenant to access the energy management system.

                  Landlord shall, at its cost and expense, replace the cooling tower and re-condition all air handlers serving the Premises.

                  (d) JANITOR SERVICE. Landlord shall provide janitor service in and about the Premises and the Building at the end of each Monday, Tuesday, Wednesday and Thursday, and at Landlord's option, at the end of either Sunday or Friday, except for Holidays (as hereinafter defined). Tenant shall not provide any janitor service without Landlord's prior written consent. If Landlord consents to janitor service provided by Tenant, the same shall be subject to Landlord's rules and regulations and to Landlord's supervision, but at Tenant's sole cost and expense (without reduction in Base Rent or Additional Rental). The Building shall provide carpet cleaning in the Common Areas and window cleaning at such times as Landlord, in its sole opinion, considers that such cleaning is necessary. Each Tenant shall cooperate with any janitor service in keeping the Premises neat and clean. Landlord shall be in no way responsible to Tenant, its agents, employees or invitees, for any loss of property from the Premises or for any damage to property thereon, from any cause. Landlord shall require the janitor service to obtain insurance and bonds for its employees, covering theft or damage to the property of Tenant and its employees and invitees.

                  (e) ELEVATOR SERVICE. If the Building contains elevators, Landlord shall provide passenger elevator during Normal Business Hours.

                  (f) INTERRUPTION OF SERVICES. Tenant hereby acknowledges that any one or more of the utilities or building services specified in this Paragraph 10 may be interrupted or dismissed temporarily by Landlord or other person until certain repairs, alterations or other improvements to the Premises or other parts of the Property can be made or by any event or cause which is beyond Landlord's reasonable control including, without limitation, any ration or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services and that any such interruption shall not be deemed or construed to be an interference with Tenant's right of possession, occupancy and use of the Premises, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Base Rental, and shall not relieve Tenant from its obligation to pay Base Rental and to perform its other obligations under this Lease. Landlord represents and warrants that the Building currently has, and Landlord shall continue to maintain throughout the term of this Lease, a generator to run the emergency systems in the Building in the event of a power failure. Notwithstanding anything to the contrary contained herein, if as a result of any curtailment, interruption or discontinuance of essential services such as water, electric or air conditioning, to be provided by Landlord, and which are not as a result of the partial or total destruction of the Premises or other force majeure, and to the extent the Premises or any portion thereof, become unfit for the purposes for which they are being used immediately prior to the occurrence of such curtailment, interruption or discontinuance for more than five (5) business days, the rent payable under this Lease shall abate during and for the period after such five (5) day period that the Premises or any portion thereof are unfit for Tenant's purposes. Further, if Landlord, to the extent that such matters are within its control, does not restore such services within twenty (20) days after Tenant has delivered written notice thereof, or if Landlord fails to provide tenant with temporary alternate space within thirty (30) days after Tenant has delivered written notice of such failure of services to Landlord, and such failure of services has rendered the Premises untenantable for Tenant's occupancy, then, in either of such events, Tenant shall have the right to terminate this Lease in its entirety and this Lease shall terminate as of the date of such election by Tenant as if such date were the date provided herein for expiration of the Term hereof, or Tenant, at its option, may cure the curtailment, interruption or discontinuance upon five (5) days' written notice to Landlord, and Landlord shall promptly reimburse Tenant for the cost of effectuating such a cure. If Landlord fails to reimburse Tenant, Tenant may offset such costs against rent due, or Tenant may exercise any of Tenant's other available legal or equitable remedies.

                  (g) ENERGY CURTAILMENT. Landlord and Tenant specifically acknowledge that energy shortages in the region in which the Property is located may from time to time necessitate reduced or curtailed energy consumption on the Property. Tenant shall comply with all such rules and regulations as may be promulgated from time to time by any governmental authority with respect to energy consumption, and during such period of time as such governmental authority may so require. Tenant shall reduce or curtail operations in the Premises as shall be directed by Landlord or such governmental authority. Compliance with such rules and regulations and/or such reduction or curtailment of operation shall not constitute a breach of Landlord's covenant of quiet enjoyment or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution or abatement in Base Rental during the periods of reduction or curtailment of operations, except as otherwise provided herein.

                  (h) NORMAL BUSINESS HOURS. For purposes of this Lease, "Normal Business Hours" shall mean 8:00 am. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturday and not including Sundays and Holidays.

                  (i) HOLIDAYS. For purposes of this Lease, Holidays shall mean New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.

                  (j) LIFE SUPPORT. All common areas of the building shall have a complete heat-activated sprinkler system, smoke detectors, speaker and strobes, fire alarm pull stations, and remote monitoring provided by Landlord at Landlord's sole cost and expense.

         11. ESTOPPEL CERTIFICATES. Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, prospective mortgagee, land lessor or prospective purchaser of the Property or any part thereof, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit E and incorporated herein by reference. Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Paragraph 11 may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property. If Tenant fails to provide such estoppel certificate within ten (10) days after Landlord's request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

         12. INDEMNIFICATION; WAIVER OF CLAIMS.

                  (a) Landlord and Tenant shall each indemnify, defend, and save harmless the other party and such other party's employees, agents, and contractors (the "Indemnified Parties") from and against any and all loss, damage, claim, demand, liability, or expense (including reasonable attorneys' fees) resulting from claims by third parties and based on any acts or omissions of the indemnitor, its employees, agents, and contractors in connection with the Building. The indemnitor shall have the right to assume the defense of any claim covered by this indemnity on behalf of both itself and the Indemnified Parties, provided that the lawyers selected by the Indemnitor to handle such defense are reasonably satisfactory to the Indemnified Parties and such representation does not result in a conflict of interest for such lawyers. The Indemnified Parties may not settle any claim covered by this Indemnity section without the consent of the indemnitor. The provisions of this Indemnity section shall survive the expiration or sooner termination of this Lease.

                  (b) Except as set forth above, or unless caused by an intentional or negligent act or omission by Landlord, its agents, servants, employees, officers, directors or partners, Landlord shall not be liable for, and Tenant hereby waives all claim against Landlord, (i) for any and all damage or loss to fixtures, equipment or other property of Tenant and its servants, agents. employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Premises of the Property, or (ii) for injury or death to any person, occurring in, upon or about the Premises or the Property, resulting from any cause whatever including, but not limited to, water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in the Premises). The occurrence of any event described in this Paragraph 12 shall not constitute a breach of Landlord's covenant of quiet enjoyment set forth in Paragraph 17.

         13. INSURANCE.

                  (a) TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall carry during the entire term of this Lease. the following types of insurance:

                           (i) Commercial general liability insurance against,
                  injuries to persons occurring in, upon or about the Premises, with minimum coverage of Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate coverage per one (1) accident or disaster, and Two Hundred Fifty Thousand Dollars ($250,000.00) for property damage.

                           (ii) Fire, extended coverage, vandalism and
                  malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, trade fixtures, floor coverings, wall coverings, furnishings, furniture, and contents for their full insurable value on a replacement cost basis;

                           (iii) Business income and extra expense insurance,
                  against loss or damage resulting from the same risks as are covered by the insurance described in subparagraph 13(a)(ii) on an actual low sustained basis, but in all events in an amount sufficient to prevent tenant from being a co-insurer of any loss covered under the applicable policy or policies.

                           (iv) Workers' Compensation or similar insurance, if
                  and to the extent required by law and in form and amounts required by law.

                  (b) LANDLORD AS ADDITIONAL INSURED. All such insurance required to be maintained by Tenant shall name Landlord as an additional insured and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located. Tenant shall deliver to Landlord copies of such policies and customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord at least thirty (30) days prior written notice thereof.

                  (c) LANDLORD'S INSURANCE. Landlord shall maintain in force, at all times during the Term of this Lease, a policy or policies of "All Risk" insurance on the Building (and Premises) for the full replacement value thereof. Landlord shall also maintain further covenants and agrees to maintain public liability insurance in the form commonly known as "Commercial General Liability" insurance in the amount of at least Two Million Dollars ($2,000,000.00) per occurrence, combined single limit, which limit may be accomplished by use of an umbrella policy. This policy shall be written on an occurrence basis. Landlord agrees to provide Tenant with a certificate of insurance indicating said insurance has been obtained at any time and from time to time following written request thereafter from Tenant.

                  (d) INCREASE IN PREMIUMS. If insurance premiums payable by Landlord or any other tenant are increased as a result of any breach of Tenant's obligations under this Lease or as a result of Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord an amount equal to any increase in such insurance premiums.

         14. WAIVER OF SUBROGATION. Except as set forth below, each party shall look solely to its own insurance in the case of any damage to its property. Accordingly, Landlord and Tenant each hereby expressly, knowingly, and voluntarily waives and releases any claims which it may have against the other or the other's employees, agents, or contractors for damage to its properties and loss of business (specifically including loss of rent by Landlord and business interruption by Tenant) as a result of the acts or omissions of the other party or the other party's employees, agents, or contractors (specifically including the negligence of either party or the other party's employees, agents, or contractors and the intentional misconduct of the employees, agents, or contractors of either party). This waiver shall not apply to claims for damages of less than $5,000.00. Landlord and Tenant shall each, on or before the earlier of the Commencement Date or the date on which Tenant first enters the Premises for any purpose, at its sole cost and expense, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer with respect to the property, rent loss, and business interruption insurance maintained by it with respect to the Property and the property located in the Property. This subsection shall not apply to claims for personal injury or wrongful death.

         15. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, Tenant shall, from that day forward, be a tenant from month to month and Tenant shall pay Landlord rent at 1 1/2 times the monthly rate in effect immediately prior to the termination of this Lease for the time the Tenant remains in possession. No acceptance of rent by, or other act or statement whatsoever on the part of Landlord or its agent or employee, in the absence of a writing signed by Landlord, shall be construed as an extension of or as a consent for further occupancy. Tenant shall indemnify Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Paragraph 15 do not exclude pursuit of Landlord's right of re-entry or any other right hereunder.

         16. ASSIGNMENT AND SUBLEASE. (SEE RIDER NO. 5)

         17. QUIET ENJOYMENT. If Tenant shall pay the rents and other sums due to be paid by Tenant hereunder as and when the same become due and payable, and if Tenant shall keep, observe and perform all of the other terms, covenants and agreements of this Lease on Tenant's part to be kept, observed and performed. Tenant shall, at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, except for regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant's business operations.

         18. COMPLIANCE WITH LAWS AND WITH RULES AND REGULATIONS.

                  (a) LAWS. Tenant, at its sole cost and expense, shall procure any permits and licenses required for the transaction of Tenant's business in the Premises. Tenant, at its sole cost and expense, shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises, the Building and the Property at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not be under any obligation to comply with any law, ordinance, rule or regulation requiring my structural alteration of the Premises, unless such alteration is required because of a condition that has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements under this Lease. Landlord shall not be required to repair any injury or damage by fire or other cause or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant.

                  (b) RULES AND REGULATIONS. Tenant shall comply with all rules and regulations for the Building, which current rules and regulations are attached hereto as Exhibit F and with such reasonable modifications thereof and additions thereto as Landlord may make hereafter, from time to time. Notwithstanding anything contained in this Lease, Landlord shall not be responsible nor liable to Tenant, its agents, representatives, employees, invitees or licensees, for the nonobservance by any other tenant of any rules and regulations.

                  (c) Landlord represents and warrants to Tenant as follows:
         (i) Landlord owns good and marketable fee simple title to the Property, (ii) there are no pending or, to the knowledge of Landlord, threatened actions or legal proceedings affecting the Property or Landlord's interest therein, (iii) the Lease and consummation of the actions contemplated hereby shall be valid and binding upon Landlord and do not constitute a default (or any event which with notice and/or the passage of time would constitute a default) under any agreement to which Landlord is a party or by which it is bound, (iv) with respect to the Property, Landlord has not received notice nor has Landlord any knowledge of any violation of any law, regulation, ordinance, order or other requirements of any governmental authority having jurisdiction over or affecting any part of the Property, except for notice to replace the fuel pipe between the generator and diesel fuel tank which shall be repaired by 10/1/94, (v) Landlord is not obligated on any agreement to lease, or otherwise grant rights of possession or occupancy of, any portion of the Premises; (vi) Landlord and its General Partners are duly organized and existing Florida partnership/corporation in good standing, and all requisite partnership/corporation action has been taken by Landlord to authorize the execution and delivery of this Lease and the performance of Landlord's obligation hereunder. Notwithstanding the contrary, Landlord shall be personally liable to Tenant for any loss or damage (including without limitation, attorney's fees) which incurs by reason or any inaccuracy of any of the foregoing representations.

         19. FIRE AND CASUALTY.

                  (a) If the Premises or the Building or any substantial part of either is damaged or destroyed by fire or other casualty, cause or condition whatsoever, and such damage or destruction cannot be repaired within nine (9) months, Landlord or Tenant may terminate this Lease, by written notice to the other given within thirty (30) days after such damage. If the Premises are damaged or destroyed or access thereto or use thereof is affected by the damage, then termination shall be effective as of the date of such damage; otherwise said termination shall be effective thirty (30) days after such notice.

                  (b) If the Common Areas in the Building are damaged or destroyed by fire or other casualty, cause or condition whatsoever, to such an extent as to substantially interfere with Tenant's use of the Premises or if the Premises or a substantial part thereof are made untenantable, and such damage or destruction cannot be repaired within one hundred twenty (120) days, then Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after such damage, said termination to be effective as of the date of such damage.

                  (c) If this Lease is not terminated pursuant to SUBSECTION A OR B, Landlord shall commence and proceed with reasonable diligence to restore the Building and/or the Premises and/or other common areas (provided that Landlord shall not be required to restore any unleased premises in the Building) to substantially the same condition they were in immediately prior to the happening of the casualty. If such restoration is not substantially completed within nine (9) months after such fire or other casualty, then Tenant shall have the right to terminate this Lease by giving not less than thirty (30) days' prior written notice of its intention to so terminate to Landlord, which notice must be sent within thirty (30) days after the expiration of said nine (9) month period, and this Lease shall terminate as of the date specified in such notice with the same effect as if such date were the scheduled expiration date of this Lease. Notwithstanding the foregoing, if Tenant sends such a notice of termination and Landlord, prior to the date of termination specified in such notice, substantially completes such restoration, then Tenant's notice shall be without force or effect and this Lease shall continue in full force and effect. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of the Premises and all of Tenant's property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such cost (which may include insurance proceeds paid or to be paid to Tenant) prior to Landlord's commencement of repair and restoration of any portion of the Premises.

                  (d) Notwithstanding SUBSECTIONS A AND B AND C, (i) Landlord shall have no duty to restore, rebuild, or replace Tenant's alterations, personal property, and trade fixtures; and (ii) Landlord's and Tenant's obligations to repair, rebuild, or restore the Building or the Premises or other common areas shall exist only to the extent that insurance proceeds are actually received by Landlord and Tenant in connection with the casualty which gave rise to Landlord's and Tenant's obligations to repair. rebuild, or restore.

                  (e) Base Rental shall abate in proportion to the portion of the Premises not useable by Tenant as a result of any casualty, as of the date on which the Premises becomes unusable. Landlord shall retain, at Landlord's sole cost and expense, a licensed Florida contractor (reasonably accepted to Tenant) who shall undertake an inspection of the Premises and advise Landlord and Tenant in writing within sixty (60) days of the subject casualty as to what percentage of the Premises is not useable by Tenant as a result of damage caused by such casualty. The opinion of such contractor shall be binding on all parties. Landlord shall not be liable to Tenant for any delay in restoring the Premises or any inconvenience or annoyance to Tenant or injury to Tenant's business resulting in any way from such casualty or the repair thereof, Tenant's sole remedy being such right to an abatement of Base Rental.

                  (f) Landlord and Tenant hereby waive the provisions of any law in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property, it being the intention of the parties that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth in this section.

         20. EMINENT DOMAIN.

                  (a) If all the Premises or a substantial (50% or more) part thereof shall be taken for any public or quasi-public use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as of the date of vesting of title. Landlord shall be entitled to receive the entire award paid for such taking or condemnation, Tenant hereby assigning to Landlord all Tenant's rights, title and interest therein, if any. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business or for Tenant's moving expenses but only if such award shall be in addition to the award for the Property and the Building (or portion thereof) containing the Premises.

                  (b) If fifty percent (50%) or more of the Building other than the Premises or 20% or more of the parking area shall be condemned, taken or purchased in lieu thereof, then Landlord or Tenant may terminate this Lease by notifying the other of such termination within sixty (60) days after the date of vesting of title. This Lease shall expire on the date specified in such notice of termination, which date shall be not less than sixty (60) days after the giving of such notice.

                  (c) Any such taking, condemnation or temporary requisition which does not result in a termination of this Lease, as hereinbefore provided in this Paragraph 20, shall not be cause for any reduction or diminution of the rental payment hereunder.

         21. DEFAULT.

                  (a) If (i) Tenant fails to pay any rent, or any other sums required to be paid hereunder by Tenant within seven (7) days after written notice (the written notice given pursuant to this paragraph may be combined with the statutory 3 day notice so that only one notice is given by Landlord which notice will provide Tenant with a period of seven (7) days in which to cure the default and will be deemed to satisfy the requirements of Section 83.20, Florida Statutes) or (ii) Tenant defaults in the performance or observance of any other agreement or condition on its part to be performed or observed, and Tenant shall fail to cure said default within thirty (30) days after receipt of written notice thereof by Landlord (but if such non-monetary default cannot be reasonably cured within 30 days, Tenant shall have such additional time as may be reasonably necessary, provided Tenant diligently pursues said cure); then in any such event and at any time thereafter, Landlord may, without further notice to Tenant, and in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights:

                           (x) Landlord may (A) terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and (B) reenter the Premises, to the extent allowed by law, remove Tenant and all other persons and property from the premises and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

                           (y) Landlord may reenter and take possession of the Premises to the extent allowed by law without terminating this Lease and without relieving Tenant of its obligations under this Lease, and divide or subdivide the Premises in any manner Landlord may desire and lease or let the premises or portions thereof, alone or together with other premises, for such term or terms (which may be greater or less than the balance of the remaining portion of the Term of this Lease) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its discretion, may determine.

                  (b) If this Lease is terminated by Landlord pursuant to this Paragraph 21, Tenant nevertheless shall remain liable for any Base Rental, Additional Rental, Other Charges required to be paid hereunder and damages that may be due or sustained prior to such termination, and for all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys', brokers' and other professional fees (all such rents, damages, costs, fees and expenses being referred to herein collectively as "Termination Damages") plus additional damages (the "Liquidated Damages") which are hereby stipulated to be equal to the present value discounted at the current 5-year treasury bill rate of Base Rental, Additional Rental and Other Charges required to be paid hereunder that, but for termination of this Lease, would have become due during the remainder of the Term, less the fair market rental rate for the remainder of the Term of this Lease discounted at the current five (5) year treasury bill rate. Termination Damages and Liquidated Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to this Paragraph 21.

                  (c) Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent provided in this Lease. Any entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability under this

         Lease. "Re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default, unless cured by Tenant.

                  (d) Upon the termination of this Lease or of Tenant's right to possession of the Premises by lapse of time or earlier termination as herein provided, Tenant shall remove its property from the Premises. Any such property of Tenant not removed from the Premises by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, whichever occurs earlier, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

                  (e) If Tenant at any time fails to make any payment or perform any other act on its part to be made or performed under this Lease after the expiration of any applicable grace period, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. Tenant shall pay upon demand all of Landlord's reasonable costs, charges and expenses, including the reasonable fees of counsel, agents and other retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, which amount shall be deemed to be rent due and payable by Tenant, upon demand by Landlord, and Landlord shall have the same rights and remedies for the nonpayment thereof, as in the case of default in the payment of rent.

                  (f) All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

Notwithstanding anything in this Section 21 to the contrary, Landlord shall make good faith reasonable efforts to mitigate its damages in the event of a default by Tenant.

         22. WAIVER OF DEFAULT OR REMEDY. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver of indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

         23. LANDLORD'S LIEN. Landlord shall have all rights granted under Florida Statute Section 83.08.

         24. FORCE MAJEURE. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay. No such interruption of any service to be provided by Landlord shall ever be deemed to be an eviction, actual or constructive, or disturbance of Tenant's use and possession of the Premises, the Building or the Property.

         25. SUBORDINATION OF LEASE.

                  (a) Upon request and provided Landlord has complied with and continues to comply with, Section 26(c) hereof, Tenant shall execute an instrument subordinating this Lease to any and all mortgages, deeds of trust or land leases now existing upon or that may be hereafter placed upon the Premises and the Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and the lien of any such mortgages, deeds of trust or land leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby. Tenant shall, on request of Landlord or the holder of any such mortgages, deed(s) of trust and land leases, execute and deliver to Landlord within ten (10) days any instrument that Landlord or such holder may reasonably request.

                  (b) If the interest of Landlord under this Lease shall be transferred by reason of foreclosure, deed in lieu of foreclosure, or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the Landlord under this Lease, and at the option of Purchaser, Tenant shall attorn to the Purchaser (including the mortgagee under any such mortgage, if it be the Purchaser), as its landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the Term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

                  (c) NON-DISTURBANCE. Upon written request by Tenant, Landlord shall obtain a non-disturbance, subordination, and attornment agreement from any future Holder of an Encumbrance on such Holder's then current standard form of agreement. Upon request of Landlord, Tenant will execute the Holder's form of non-disturbance, subordination, and attornment agreement and return the same to Landlord for execution by the holder. Tenant's obligation to subordinate its interest under this Lease is conditioned upon Tenant's receipt of a Non-Disturbance Agreement from such Holder as provided in this paragraph.

         26. NOTICES AND CONSENTS. All notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by overnight courier (a) if for Tenant, addressed to Tenant at the Building, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord, addressed to Thomas J. Crocker, Crocker & Company, 433 Plaza Real, Suite 335, Boca Raton, Florida 33432, or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for herein must be in writing to be valid. Notice shall be deemed to have been given if addressed and mailed as above provided on the date two (2) business days after deposit in the United States mail or one (1) business day after deposit with an overnight courier.

         27. SECURITY DEPOSIT.

                  (a) Tenant has deposited with Landlord the sum of Fifty Thousand Dollars ($50,000.00) upon signing this Lease and will deposit another Fifty Thousand Dollars ($50,000.00) on or before the Commencement Date as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage that Landlord may suffer by reason of Tenant's default and for which Landlord is entitled to reimbursement under this Lease. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a default under this Lease. Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from Landlord's general funds. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Lease Term and upon Tenant's vacation of the Premises. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings. At the end of the first Lease Year, and provided that Tenant is not then in default hereunder, the amount of security deposit held by Landlord shall be reduced to $50,000.00. Any excess over the foregoing amount shall be returned to Tenant on or before January 20, 1996.

                  (b) Landlord shall deliver the security deposit to the purchaser of Landlord's interest in the Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit, and this provision shall also apply to any subsequent transferees of Landlord.

         28. MISCELLANEOUS TAXES. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

         29. BROKERAGE COMMISSION. Except for any broker, agent or other person named below, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord hereby agrees to pay to Crocker Realty Management Service, Inc. ("Agent") a leasing commission as set forth in that certain Property Management Agreement between Landlord and Agent, from which Agent shall pay, according to a Brokerage Agreement mutually agreeable to both Landlord and Broker, a leasing commission to Cushman & Wakefield of Florida, Inc. ("Co-op Broker") Landlord and Tenant agree to indemnify and hold each other harmless from and against any claims by any other broker, agent or other person (including, without limitation, Co-op Broker) claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this Paragraph 31 shall survive the termination of this Lease.

         30. HAZARDOUS DEVICES AND CONTAMINANTS.

                  (a) PROHIBITION. Except with the prior written consent of Landlord and except as otherwise set forth in this lease, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating (except for refrigerator for food and beverage) or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with Requirements of Law (as hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or depose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises.

                  (b) INDEMNIFICATION BY TENANT. Tenant shall indemnify and hold harmless Landlord, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including attorneys' fees (including, but not limited to, attorneys' fees to enforce Tenant's obligation of indemnification under this Paragraph 32(b)), relating to any environmental liability resulting from (i) any Release by Tenant (as hereinafter defined) of any Contaminant at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Term of this Lease; (ii) during the Term of this Lease, any generation, transport, storage, disposal, treatment or other handling of any Contaminant at the Premises, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises; and
         (iii) any activities at the Premises during the Term of this Lease that in any way might be alleged to fail to comply with any Requirements of Law.

                  (c) DEFINITIONS.

                           (i) "Contaminant" shall mean any substance or waste
                  containing hazardous substances, pollutants, and contaminants as those terms are defined in the Federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, provincial or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.

                           (ii) "Requirements of Law" shall mean any federal,
                  state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

                           (iii) "Release" shall have the same meaning as in
                  the Federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

                  (d) INDEMNIFICATION BY LANDLORD. Notwithstanding anything to the contrary in the Lease, Landlord shall be solely responsible for, and Tenant shall have no liability with respect to, any Hazardous Material (hereinafter defined) presently existing on, under or within the Premises, the Building or the land on which such improvements are located. As used herein, "Hazardous Material" means any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation. code or any other governmental restriction or requirement. Landlord hereby indemnifies and holds Tenant free and harmless of, from and against, any and all claims, demands, actions and causes of action by any party whatsoever (whether or not meritorious), and all costs and expenses (including without limitation, reasonable attorneys' and paralegal fees, whether suit is instituted or not, and at all trial and appellate levels), and all losses, damages and liabilities that are incurred or suffered by Tenant arising from, or in any way connected with, existing Hazardous Material on the Property.

                  (e) LANDLORD'S OBLIGATIONS. On or before the Commencement Date, Landlord shall have the Premises tested for mold spore, and if found, Landlord shall immediately remedy such situation, at its sole cost and expense. Landlord represents and warrants to Tenant that there is no asbestos in the Building or the Premises, but if asbestos is discovered, Landlord shall immediately cause such asbestos to be removed, at its sole cost and expense, and in such case, Landlord shall use its best efforts to have such removal done with minimum interference with Tenant's occupancy of the premises.

                  Notwithstanding anything contained in Paragraphs 32(d) or 32(c), Landlord shall not be required to expend any amounts in excess of $750,000. Should Landlord fail to discharge its obligations pursuant to Paragraphs 32(d) and (e) within a reasonable period of time, Tenant shall have the right to terminate this Lease by giving not less than ninety (90) days' prior written notice of its intention so to terminate to Landlord, and this Lease shall terminate as of the date specified in such notice with the same effect as if such date were the scheduled expiration date of this Lease. Notwithstanding the foregoing, if Tenant sends such a notice of cancellation and Landlord, prior to the date of termination specified in such notice, substantially completes such remediation or begins such remediation and prosecutes it to completion in good faith and with reasonable diligence, then Tenant's notice shall be without force or effect and this Lease shall continue in full force and effect. The foregoing provisions shall also apply to the Landlord's obligations with respect to Radon Gas as set forth in Rider No. 3 and the Landlord's obligations as to ADA compliance pursuant to Paragraph 48.

         31. SIGNS. Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises, and then only such name(s) and matter, and in such color, size, place and materials, as shall first have been approved by Landlord in writing. Landlord reserves the right to install and maintain a sign or signs on the exterior or interior of the Building. If Tenant desires, Landlord shall list Tenant an the Building directory board at Tenant's cost. Notwithstanding the foregoing, Tenant, at its cost and expense, shall have the right to place its corporate identification (i.e., name and/or logo) on the Building, and shall have the non-exclusive right to place its corporate identification on a shared monument sign. With respect to a monument sign, Tenant's name shall be the top name on such sign, and no other tenant name on the sign shall have letters that are larger than Tenant's letters. Tenant shall also have the right to have interior directional and identifying signage. All signage shall comply with applicable governmental codes and regulations, and will be subject to Landlord's reasonable approval.

         32. LOCKS. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. Except for those keys provided by Landlord, no keys for any door shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or Termination of this Lease. Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building. Landlord shall install a "key card" access system for access to the Building after Normal Business Hours, and Tenant shall receive from Landlord as many "key cards" as it reasonably requests and Tenant shall pay for such cards at Landlord's cost. If any of the key cards issued to Tenant are lost, Landlord may charge Tenant at Landlord cost. Tenant shall have the right to install additional locks or similar devices on any door or window, provided that Landlord is provided keys, access codes, etc., to such locks or similar devices. Tenant shall see that the doors and windows, if operable, of the Premises, are closed and securely locked before leaving the Building.

         33. EMPLOYMENT. Tenant shall not contract for any work or service that might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord.

         34. PLUMBING. Tenant must observe strict care and caution that all water faucets and water apparatus are shut off before Tenant or its employees leave the Building to prevent waste or damage. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

         35. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights:

                  (a) To name the Building and to change the name of the Building;

                  (b) On reasonable prior notice to Tenant and at reasonable times, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, and to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the Term; and

                  (c) To install vending machines of all kinds in the Property, but not the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom.

         36. MISCELLANEOUS.

                  (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

                  (b) The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner

         (or ground lessor, as the ca may be) for the time being of the Premises. If the Premises or the underlying lease, if any, be sold or transferred, the seller thereof shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations contained in this Lease to be performed on the part of Landlord hereunder, in writing and a copy of such assumption shall be delivered to Tenant upon Tenant's request; it being hereby agreed that the covenants and obligations, contained in this Lease to be performed on the part of Landlord shall be binding on Landlord, its successors and assigns, only during their respective successive period of ownership.

                  (c) It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as occupant.

                  (d) This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant's rights of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

         37. RELATIONSHIP OF PARTIES. Any intention to create a joint venture, partnership or principal and agent relationship between the parties hereto is hereby expressly disclaimed. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

         38. GENDER AND NUMBER. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

         39. TOPIC HEADINGS. Headings and captious in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the construction of this Lease.

         40. COUNTERPARTS. Several copies of this Lease may be executed by all of the parties. All executed copies constitute one and the same Lease, binding upon all parties.

         41. ENTIRE AGREEMENT. This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter. No representations, arrangement, or understandings except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless in writing and signed by each of the parties.

         42. RECORDING. The parties agree that this Lease shall not be recorded, but the Memorandum of Lease attached as Exhibit J hereto shall be executed and may be recorded by either party in lieu of recordation of this Lease.

         43. GOVERNING LAW; INVALIDITY OF ANY PROVISIONS. This Lease shall be subject to and governed by the laws of the state in which the Premises are located and venue for any action hereunder shall be Palm Beach County, Florida. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         44. EXHIBITS; RIDERS. All Exhibits and Riders attached hereto are hereby made a part of, and incorporated into, this Lease.

         45. ADA COMPLIANCE. Landlord represents and warrants that the Building fully complies with the provisions and requirements of the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq. ("ADA"), and that any improvements, repairs, replacements, or other changes to the Property in the future done by or at the request of Landlord shall also comply with the ADA. Landlord hereby indemnifies and holds Tenant free and harmless of, from and against, any and all claims, demands, actions and causes of action by any party whatsoever (whether or not meritorious), and all costs and expenses (including without limitation, reasonable attorneys' and paralegal fees, whether suit is instituted or not, and at all trial and appellate levels), and all losses, damages and liabilities that are incurred or suffered by Tenant arising from, or in any way connected with, failure of Landlord to comply with the ADA as aforesaid. Tenant represents and warrants that the Premises shall fully comply with the provisions and requirements of the ADA and that any improvements, repairs, replacements, or other changes to the Premises in the future done by or at the request of Tenant shall also comply with the ADA. Tenant hereby indemnifies and holds Landlord free and harmless of, from and against, any and all claims, demands, actions, and causes of action by any party whatsoever (whether or not meritorious), and all costs and expenses (including without limitation, reasonable attorney's and paralegal fees, whether suit is instituted or not, and at all trial and appellate levels), and all losses, damages, and liabilities that are incurred or suffered by Landlord arising from, or in any way connected with, failure of Tenant to comply with the ADA as aforesaid.

         46. LANDLORD CONSENTS & APPROVALS. Landlord shall not unreasonably withhold or delay the granting of consents and approvals under this Lease, and shall respond to Tenant's request for consent or approval within twenty (20) days (unless a specific provision of this Lease requires a quicker response), and the failure of Landlord to timely respond shall be deemed the giving of the requested consent or approval by Landlord.

         47. ATTORNEYS' FEES & COSTS. In the event that either Landlord or Tenant institutes litigation to enforce its rights under this Lease, the non-prevailing party shall reimburse the prevailing party for all costs and reasonable attorneys' and paralegal fees incurred by the prevailing party through trial, appellate, bankruptcy and post-judgment proceedings.

         48. RULES AND REGULATIONS. Notwithstanding anything to the contrary in this Lease, none of Landlord's rules and regulations shall be effective against Tenant if, to any extent, they are in conflict with this Lease. Further, notwithstanding anything to the contrary in this Lease, Landlord shall take reasonable efforts to enforce the rules and regulations against all occupants of the building in a non-discriminatory manner.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Witness:                    LANDLORD:

                            ARBORS ASSOCIATES, LTD., a Florida limited partnership

                            By: BFC/ARBORS ASSOCIATES, LTD., a
                                Florida limited partnership, as General Partner of ARBORS ASSOCIATES, LTD.

                                By: BFC/ARBORS ASSOCIATES, INC., a
                                    Florida corporation, as General Partner of
                                    BFC/ARBORS ASSOCIATES, LTD.
-----------------------

-----------------------         By: /s/
                                    -------------------------------------------
                                    Drew P. Cunningham
                                    Vice President

Witness:                    TENANT:

                            SMITH-GARDNER & ASSOCIATES, INC.

                            By: /s/                                 , President
-----------------------         ------------------------------------

                            By:
-----------------------         -----------------------------------------------

                                   [NOTARIES]